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                                                              Exhibit 10(ii)


                      AGREEMENT OF LIMITED PARTNERSHIP OF

                            YORK COGEN PARTNERS L.P.

         AGREEMENT OF LIMITED PARTNERSHIP ("Agreement") made as of October 19, 1990, by and between RRR'S Ventures Ltd., a Connecticut corporation, general partner (the "Managing General Partner"), York Research Corporation, a Delaware corporation (the "Initial Limited Partner"), and those who hereafter execute this agreement by attorney-in-fact or otherwise, as limited partners (the Initial Limited Partner and those who hereafter execute this Agreement as limited partners collectively being referred to herein as "Limited Partners"; each General Partner and the Limited Partners collectively being referred to herein as the "Partners"). As used herein, the term "Managing General Partner" shall refer only to RRR'S Ventures Ltd., or its successor in interest, as long as such person remains a General Partner hereunder.

                                     ARTICLE I.

                                  ORGANIZATION

         1.1. FORMATION OF THE PARTNERSHIP. The parties hereto do hereby form a limited partnership (the "Partnership") under the provisions of the Delaware Revised Uniform

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Limited Partnership Act ("Act").  Promptly following the execution hereof, the
Managing General Partner, on behalf of the Partnership, shall execute or cause to be executed a Certificate of Limited Partnership in accordance with the Act and all such other certificates and documents conforming thereto and shall do or cause to be done all such filings, recordings, publications and other acts as may be necessary, appropriate or advisable from time to time to comply with all requirements for the formation, operation and/or continuance of a limited partnership under the Act and in all jurisdictions where the Partnership desires to conduct its business. The Managing General Partner shall cause the Partnership to comply with all requirements for the qualification of the Partnership as a limited partnership in any jurisdiction where the Partnership desires to conduct its business before the Partnership shall conduct any business in such jurisdiction.

         1.2. PARTNERSHIP NAME. The name of the Partnership shall be "York Cogen Partners L.P."; provided, however, that subject to all applicable laws, the business of the Partnership may be conducted under any other name or names deemed necessary or advisable by the Managing General Partner.

         1.3. PURPOSES AND POWERS OF THE PARTNERSHIP. The purposes of the Partnership shall be to promote and fund the design, development, construction, installation, operation,


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maintenance and purchase of a cogeneration facility ("Facility") to provide electricity, domestic hot water, heating and cooling, or of other facilities, and in connection therewith, to purchase or otherwise acquire, own, hold, lease, manage, operate, develop, exploit, improve, maintain, mortgage or otherwise dispose of, and generally to deal in and with property of any kind, character or description whatsoever, whether real, personal or mixed, tangible or intangible and wheresoever situate or evidenced, and any interests, rights, estates and privileges therein and to do all other things provided the same is not forbidden by the Act or other applicable laws. In furtherance of the purposes of the Partnership, the Partnership shall have the power to do any and all other things whatsoever necessary or desirable in connection with the foregoing or otherwise contemplated by this Agreement.

         1.4. PRINCIPAL PLACE OF BUSINESS AND ADDRESS. The principal place of business of the Partnership shall be located at 900 Park Avenue, Suite 19E, New York, New York 10021, or at such other address or addresses as the Managing General Partner may designate by notice to all other Partners. The Partnership may maintain offices and other facilities from time to time at such locations, within or without the State of New York, as may be deemed necessary or advisable by the Managing General Partner.


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         1.5. TERM.  The existence of the Partnership shall commence on the date that the Partnership's Certificate of Limited Partnership is filed as provided in Section 17-201 of the Act, and, unless sooner terminated or dissolved under the provisions of this Agreement or by operation of law, the Partnership shall dissolve five (5) years following the date of the expiration or other termination of the last to expire or terminate of any agreement pursuant to which the Partnership will provide any person with electricity, domestic hot water, heating or cooling.

         1.6. POWER OF ATTORNEY. Each Limited Partner, by the execution of this Agreement, whether in counterpart, by separate instrument, by attorney-in-fact or otherwise, does hereby irrevocably constitute and appoint the Managing General Partner, with full power of substitution, his true and lawful attorney and agent, with full power and authority in his name, place and stead, to file, prosecute, defend, settle or compromise any and all actions at law or suits in equity for or on behalf of the Partnership with respect to any claim, demand or liability asserted or threatened by or against the Partnership, and to make, execute, sign, acknowledge, swear, deliver, record and file on each Limited Partner's behalf (a) all certificates and other instruments (including, without limitation, all counterparts of this Agreement, all amendments

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thereto, the Partnership's  Certificate of Limited Partnership and all
amendments thereto) which the Managing General Partner deems appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business or which may be required to be filed by the Partnership or any of the Partners under the laws of any jurisdiction; (b) all instruments which the Managing General Partner deems appropriate to reflect a change in or modification of the Partnership in accordance with the terms of this Agreement; (c) all conveyances and other instruments which the Managing General Partner deems appropriate to reflect the dissolution and termination of the Partnership; (d) certificates of assumed name; (e) all certificates and instruments that may be appropriate to reflect (i) a change in the name or the location of the principal place of business of the Partnership, (ii) the disposition by a Partner of his interest in the Partnership or any part thereof, (iii) the substitution or addition of a person becoming a Partner of the Partnership, (iv) a distribution in reduction of the capital contribution of a Partner, and (v) a change in the capital of the Partnership; and (f) such other agreements, instruments and conveyances as the Managing General Partner may deem, from time to time, necessary or desirable for the promotion, conduct and development of the Partnership's business.

         The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the death, insanity, incompe-
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tency, legal incapacity, bankruptcy, insolvency or dissolution of any Limited
Partner or the assignment by a Limited Partner of his interest in the Partnership. Each Limited Partner hereby agrees to be bound by any representation made by the Managing General Partner and by any successor(s) thereto acting in good faith pursuant to such Power of Attorney, and each Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the actions of the Managing General Partner and any successor(s) thereto taken in good faith under such Power of Attorney. In addition, each Limited Partner hereby agrees to execute and deliver to the Managing General Partner within five days after receipt of the Managing General Partner's request therefor, such other and further powers of attorney, and other instruments which the Managing General Partner deems necessary to comply with any laws, rules or regulations relating to the formation of the Partnership or the conduct of business by the Partnership. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Section 1.6, this Agreement shall control.

                                  ARTICLE II.

                                  MANAGEMENT


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         2.1. MANAGEMENT.  Subject to the limitations of this Agreement, the
Managing General Partner shall have full, exclusive and complete control of the management of the Partnership's affairs for the purposes herein stated and shall make all decisions affecting Partnership affairs to carry out its purposes and exercise its powers, including, without limitation, all of the powers, rights and privileges of a general partner in a limited partnership under the Act. The Managing General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: (a) to borrow money on a secured or unsecured basis from banks, brokers or other persons; (b) to open, maintain and close bank accounts; (c) to sign checks; (d) to pledge assets for loans; (e) to pay or authorize the payment of distributions to the Partners and of liabilities of the Partnership such as organizational expenses, offering expenses, selling commissions, legal and accounting fees, and other reasonable and ordinary fees and expenses; and (f) generally, to act for the Partnership in all matters incidental to the foregoing, including the preparation and filing of all Partnership tax returns and the making of such tax elections and determinations as appear to it appropriate. The Managing General Partner shall be the "tax matters partner" of the Partnership as defined in Section 6231 of the Internal Revenue Code of 1986, as amended (the

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"Code").  The Managing General Partner, in its sole discretion, may cause the
Partnership to make, refrain from making and, once having made, revoke the election referred to in Section 754 of the Code or any other election affecting the computation of partnership income required or permitted to be made by the Partnership pursuant to Section 703(b) of the Code or the Treasury Regulations promulgated thereunder, and any similar elections provided by state or local law or any similar provision enacted in lieu thereof.

         2.2. SERVICES OF THE MANAGING GENERAL PARTNER. The Managing General Partner shall render to the Partnership such services as are reasonably necessary for the management and conduct of the business of the Partnership.

         2.3. STANDARD OF CARE AND INDEMNIFICATION OF GENERAL PARTNER. The Managing General Partner will use ordinary care and reasonable diligence in the management of the Partnership's business. No General Partner will be liable to any other Partner or any other person for any reason or for any act or omission taken or omitted in good faith and within the scope of the authority conferred upon such General Partner by this Agreement absent fraud or deliberate breach of the terms of this Agreement. The Partnership shall indemnify and save harmless each General Partner from and against any and all liability, loss, damage, reasonable cost or expense (including, without limitation, attorneys fees and disbursements) incurred or


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sustained by each of them in the conduct of the business of the Partnership to the fullest extent permitted under the provisions of the Act. In particular, and without limitation of the foregoing, each General Partner shall be entitled to indemnification by the Partnership to the fullest extent permitted by the Act against the reasonable and ordinary expenses (including, without limitation, attorneys' fees and disbursements) actually incurred by the General Partner in connection with the defense of any action to which a General Partner was, is or is threatened to be made a party and which is brought by or in the right of the Partnership to procure a judgment in favor of the Partnership.

         2.4. OTHER ACTIVITIES OF GENERAL PARTNER AND LIMITED PARTNERS. The Managing General Partner is authorized to manage the business of the Partnership in conjunction with its other business interests, activities and investments and, subject to the provisions of Section 2.2 hereof, will not be obligated to devote all or any particular part of its time and effort to the Partnership and its affairs. Neither this Agreement nor any activity undertaken on behalf of the Partnership shall prevent any General Partner or any of its shareholders, directors, officers, affiliates, partners or employees or the Limited Partners from engaging in any other activities or businesses or from making any other investments, whether or not such

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activities, businesses or investments are similar in nature to the business of the Partnership or whether they are conducted individually or jointly with others, without any obligation to account to the other Partners for such activities, businesses or investments or to disgorge any profits or other benefits derived therefrom and without having to offer an interest in such activities, businesses or investments to the other Partners. A General Partner, acting in its sole discretion but in accordance with arm's-length terms and conditions, may engage in, compensate with Partnership funds and otherwise do business with any person, firm or corporation notwithstanding that such person, firm or corporation is an affiliate (or an affiliate of an affiliate) of any Partner.

         2.5. LIMITED PARTNERS. The Limited Partners will not participate in any way in the management or control of the business of the Partnership.

         2.6. FAILURE TO TAKE ACTION. No General Partner will be liable to the Partnership or any of the Partners for its failure to take any action, including, but not limited to, any action on behalf of the Partnership which may prevent the foreclosure of all or any portion of the property of the Partnership, including, without limitation, the Facility, due to the Partnership's lack of sufficient funds therefor. The Managing General Partner shall have the power, but shall not be obligated, to (i) sell all or any

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portion of the property of the Partnership in order to raise such funds, or
(ii) cause the dissolution of the Partnership or the abandonment of all or any portion of its property or both, without any liability whatsoever and without prejudice to any claim that any General Partner or the Partnership may have against the Limited Partners for the breach of any provisions of this Agreement.

         2.7. REIMBURSEMENT. The Managing General Partner shall be reimbursed for all reasonable and ordinary costs incurred in the performance of its duties on behalf of the Partnership, including, but not limited to, organization expenses, sales commissions, marketing costs, fees for professional services and similar expenses. Any amounts not paid out of the initial capital contributions to the Partnership shall be payable out of future Partnership revenues and receipts.

         2.8. NO PERSONAL LIABILITY FOR RETURN OF CAPITAL. Except as otherwise specifically provided herein, no General Partner shall be personally liable for the return or repayment of all or any portion of the capital contributions or profits of any Partner (or assignee), it being expressly agreed that any such return or repayment of capital or profits made pursuant to this Agreement shall be made solely from the assets of the Partnership (which shall not include any right of contribution from any General Partner).


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         2.9. COMPENSATION PAYABLE TO THE MANAGING GENERAL PARTNER.  The
Partnership shall pay the Managing General Partner a management fee ("Management Fee") equal in amount to one percent (1%) of the Partnership's revenues each fiscal year plus an Administrative Services Fee which shall be the greater of $10,000 per month or four percent (4%) of the Partnership's revenue, which Management and Administrative Services Fees may be payable in installments of such amounts and at such times during the Partnership's fiscal years as shall be determined by the Managing General Partner. Solely for purposes of computing the Management and Administrative Services Fees, the term "revenues" shall mean all cash received by the Partnership during any fiscal year as a result of its operations plus any gain realized by the Partnership during such year from sales of its assets, but specifically excluding therefrom all capital contributions, loans or other advances made to the Partnership. To the extent the Partnership is unable to make prompt payment of such fees, they shall be deferred and paid, together with interest on the deferred amount at the Prime Rate, as defined in Section 3.5, below.

                                  ARTICLE III.

                             CAPITAL CONTRIBUTIONS

         3.1. CONTRIBUTIONS BY THE GENERAL PARTNERS. The General Partners shall make the respective initial contribu-

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tions indicated in Schedule 3.1.  A General Partner may contribute any greater amount to the Partnership.

         3.2. CAPITAL CONTRIBUTIONS BY THE LIMITED PARTNERS. Each Limited Partner shall be required to make an initial capital contribution to the Partnership in the amount indicated in Schedule 3.2. The Limited Partners shall have no right to contribute additional capital in excess of that required hereunder unless the Managing General Partner in its sole discretion, so agrees.

         3.3. ADDITIONAL CAPITAL CONTRIBUTIONS. The Limited Partners shall be required to make additional contributions to the Partnership in the respective amounts and under the circumstances indicated in Schedule 3.3, upon written notice by the Managing General Partner. No Limited Partner will be required to contribute any capital or lend any funds to the Partnership except as provided in Sections 3.2 and 3.3 hereof. No General Partner will be required to contribute any capital or lend any funds to the Partnership except as provided in Sections 3.1 and 8.3 hereof and except as may be required by applicable law or as may be necessary, in the opinion of counsel to the Partnership, in order that the Partnership be classified as a partnership for Federal income tax purposes.

         3.4. WITHDRAWAL OF CAPITAL. No Partner will be entitled to withdraw any part of his contribution to the capital of the Partnership or to receive any distribution

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from the Partnership except as specifically provided for herein, nor shall any
Partner have the right to cause a partitioning of Partnership property. Distributions, as herein provided, to the Partners may be made, in the sole discretion of the Managing General Partner, in cash, in kind or any combination thereof.

         3.5. DEFAULTS BY LIMITED PARTNERS. In the event a Limited Partner defaults in the payment of his capital contribution, the Managing General Partner will send a notice (the "Default Notice") to the defaulting Limited Partner demanding the payment as to which the default occurred. If the defaulting Limited Partner does not make such payment within ten (10) days after the mailing date of the Default Notice, the Managing General Partner, at its option, may pursue, on behalf of the Partnership, any remedies the Partnership or the Managing General Partner may have to collect such amount, together with interest thereon at a rate per annum equal to the prime commercial lending rate publicly announced by Citibank, N.A. in effect from time to time on 90-day unsecured loans to its most creditworthy borrowers
(the "Prime Rate"), plus 2%, and together with all costs and expenses incurred by the Partnership in connection therewith (including, without limitation, reasonable attorneys' fees and disbursements). A Limited Partner who defaults in the payment of its capital contribution and fails to cure such default within ten (10)

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days of receiving a Default Notice in respect thereof shall forfeit all profits and cash distributions for the fiscal year in which the default occurs and for all subsequent fiscal years until an amount equivalent to the total capital contribution subscribed for by such defaulting Limited Partner plus the other sums provided for herein are paid to the Partnership. Upon payment of the total capital contributions and the other sums provided for herein, a formerly defaulting Limited Partner shall be entitled to share in all Partnership profits and cash distributions for the fiscal year in which such cure payment occurs, provided that the amounts of profits and cash distributions shall be prorated to reflect the periods of time during which the Limited Partner was in default, and the period after cure.

                                  ARTICLE IV.

                        CAPITAL ACCOUNTS; ALLOCATIONS OF
                       PROFITS AND LOSSES; DISTRIBUTIONS

         4.1. CAPITAL ACCOUNTS. Each Partner shall have a capital account ("Capital Account").

              (a) CREDITS. Each Partner's Capital Account shall be increased by (i) the amount of money contributed by such Partner to the Partnership, including, for this purpose, the amount of Partnership liabilities assumed by such Partner, (ii) the fair market value of any property contributed by such Partner to the Partnership (net of

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liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752) and (iii) the Book income or gain (or items thereof) allocated to such Partner hereunder, including income and gain exempt from tax and income and gain in respect of contributed or revalued property.

              (b) DEBITS. Each Partner's Capital Account shall be decreased by (i) the amount of money distributed to such Partner, including, for this purpose, the amount of the Partner's liabilities assumed by the Partnership,
(ii) the fair market value of any property distributed to such Partner (net of liabilities secured by such distributed property that the Partner is considered to assume or take subject to under Code Section 752), and (iii) any Book loss or deduction allocated to such Partner hereunder, including expenditures described in Code Section 705(a)(2)(B) and including loss or deduction in respect of contributed or revalued property.

              (c) RULES OF MAINTENANCE; "BOOK" ITEMS. The Capital Accounts of the Partners shall be further determined and maintained as necessary to comply with Treas. Reg. Section 1.704-1(b)(2)(iv). The term "Book" when used in the context of income, gain, expense, loss, deduction, or value, means the method of accounting prescribed for compliance with the capital account maintenance rules set forth in the Regulations under Code Section 704.

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              (d)  REVALUATION.  Partnership property (whether tangible or intangible) shall be revalued on the books of the Partnership under the circumstances and to the extent set forth in Treas. Reg. Section 1.704-1(b)(2)(iv)(f). In connection therewith, the Capital Accounts shall be adjusted for allocations of depreciation, depletion, amortization, and gain or loss for Book purposes with respect to such property so as to take account of the variation between the adjusted basis and Book value of such property in the same manner as under Code Section 704(c).

              (e) DISTRIBUTIONS OF PROPERTIES. In the event of a distribution of Partnership property to any Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(e).

              (f) TRANSFERS. Upon the transfer of all or a part of a Partner's interest in the Partnership, the Capital Account of the transferor that is attributable to the transferred interest shall carry over to the transferee.

         4.2. GENERAL ALLOCATIONS.

              (a) PROFITS. Subject to the special allocations under Sections 4.3 and 4.3.1, profits for any fiscal year shall be allocated among the Partners
                   (i) first, until the amount of profits allocated under Sections 4.2, 4.3 and 4.3.1 for the fiscal year and all prior fiscal years equals the amount of losses

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allocated under Sections 4.2, 4.2.1, 4.2.2 and 4.3.1 for all prior fiscal years, in the same proportion as such losses have been allocated; and

                   (ii) the balance, in accordance with the proportions indicated in Schedule 4.2 hereto.

              (b)  LOSSES.  Subject to the special allocations under Sections
4.3 and 4.3.1, and subject to Sections 4.2.1 and 4.2.2, losses for any fiscal year shall be allocated among the Partners

                   (i) first, until the amount of losses allocated under Sections 4.2, 4.2.1, 4.2.2 and 4.3.1 for the fiscal year and all prior fiscal years equals the amount of profits allocated under Sections 4.2, 4.3 and 4.3.1 for all prior fiscal years, in the same proportion as such profits have been allocated; and

                   (ii) the balance, in accordance with the proportions indicated in Schedule 4.2 hereto.

              4.2.1. EXCESS LOSSES. Losses shall not be allocated to any Limited Partner to the extent (the "Excess Losses") that such allocation would cause or increase a deficit balance in such Partner's Capital Account. For this purpose, a Partner's Capital Account shall include any amounts that the Partner is then obligated to restore or is treated under Treas. Reg. Section
 1.704-1(b) or Temporary Regulations thereunder as obligated to restore, except that no amount of Minimum Gain (as described in Section 4.3(b))

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shall be included (or reduce any deficit balance).  Excess Losses shall be allocated to the General Partner.

              4.2.2.    NONRECOURSE DEDUCTIONS.

                   (a) The allocation of nonrecourse deductions (as defined and determined in Treas. Reg. Section 1.704-1T(b)(4)) shall be made among the Partners as indicated in Schedule 4.2.2.

                   (b) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treas. Reg. Section 1.752-1T(e)(3)(ii), the Partners' interests in Partnership profits are as indicated in Schedule 4.2.2.

         4.3. Certain Regulatory Allocations. Subject to the provisions of paragraph (c) of this Section 4.3, the following special allocations shall be effected.

              (a) QUALIFIED INCOME OFFSET. If any Partner receives an unexpected adjustment, allocation or distribution described in Treas. Reg.
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) items of income and gain (consisting of a pro rata portion of each item or partnership income, including gross income, and gain for such year) shall be allocated to such Partner in an amount and manner sufficient to eliminate the deficit Capital Account balance, or any increase in such deficit balance, caused by such unexpected adjustment, allocation, or distribution as quickly as possible.

              (b)  NONRECOURSE DEBT CHARGEBACKS.


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                   (i)  If there is a net decrease in partnership minimum
gain (as defined in and measured pursuant to Treas. Reg. Section 1.704-1T(b)(4)(iv), which is referred to herein as "Minimum Gain") for a taxable year, each Partner will be allocated, before any other allocation of Partner items made pursuant to this Agreement, items of income and gain for the taxable year and, if necessary, subsequent taxable years, in proportion to, and to the extent of an amount equal to the greater of (i) the portion of such partner's share (as determined under Treas. Reg. Section 1.704-1T(b)(4)(iv)(e) and (f)) of the net decrease in Partnership Minimum Gain during such year that is allocable to the disposition of partnership property subject to one or more nonrecourse liabilities of the partnership or
(ii) the deficit balance in the Partner's Capital Account at the end of the year (determined, for this purpose, before any allocation of income, gain, loss, deduction, or Code Section 705(a)(2)(b) expenditure for such year) and otherwise in the amounts required by Treas. Reg. Section 1.704-1T(b)(4)(iv)(e), with which this Section 4.3(b)(i) is intended to comply.

                   (ii) If there is a net decrease in Minimum Gain attributable to any nonrecourse debt (as defined in Treas. Reg. Section 1.704-1T(b)(4)(iv)(k)(2)) of the Partnership for which any partner bears the economic risk of loss (which is referred to herein as "Partner Nonrecourse Debt") for a taxable year, each Partner will be allocated, before any other allocation of Partner items made pursuant


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to this Agreement (other than a chargeback pursuant to Section 4.3(b)(i)), items of income and gain for the taxable year and, if necessary, subsequent taxable years, in proportion to, and to the extent of an amount equal to the greater of (i) the portion of such partner's share (as determined under Treas. Reg. Section 1.704-1T(b)(4)(iv)(h)) of the net decrease in Minimum Gain attributable to Partner Nonrecourse Debt during such year that is allocable to the disposition of partnership property subject to such debt or (ii) the deficit balance in the Partner's Capital Account at the end of the year (determined, for this purpose, before any allocation of income, gain, loss, deduction, or Code Section 705(a)(2)(b) expenditure for such year) and otherwise in the amounts required by Treas. Reg. Section 1.704-1T(b)(4)(iv)(h)(4), with which this Section 4.3(b)(ii) is intended to comply.

              For purposes of this Section 4.3(b), the determination of whether any distribution by the Partnership is allocable to the proceeds of a nonrecourse liability of the Partnership shall be made by the Managing General Partner, in its discretion, under any reasonable method in accordance with Treas. Reg. Section 1.704-1T(b)(4)(iv)(g)(4) or Section 1.704-1T(b)(4)(iv)(h)(7) such that, to the greatest possible extent, such distribution would not result in an allocation under this Section 4.3(b) that would distort the Partners' intended allocation of profits and losses as indicated in Sections 4.2, 4.2 and 4.2.2.


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              (c)  DEFICIT BALANCE.  Solely for the purposes of this Section
4.3, there will be excluded from a Partner's deficit balance in its Capital Account any amount the Partner is then obligated to restore or treated under Treas. Reg. Section 1.704-1(b) or Temporary Regulations thereunder as obligated to restore to its Capital Account, including, without limitation, the Partner's share of Minimum Gain.

              4.3.1.    CURATIVE ALLOCATIONS.  The allocations set forth in
Section 4.3 hereof are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-1T of the Treasury Regulations. The Partners hereby acknowledge and agree that such allocations may cause results that are not consistent with the manner in which the Partners intend to share profits or bear losses of the Partnership. Accordingly, the Managing General Partner is hereby authorized and directed to make other allocations of profit, loss, Book depreciation, Book gain, and Book loss among the Partners in any reasonable manner in its discretion so as to correct such inconsistencies and allow the Partners' intended transaction to result. In general, the Partners anticipate that this will be accomplished by specially allocating items among the Partners so that, after such offsetting special allocations under this
Section 4.3.1 are made, each Partner's Capital Account will, to the extent possible, equal the Capital Account such Partner would have had if the allocations in Section 4.3 were not a part of


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this Agreement and all Partnership items had been allocated to the Partners solely pursuant to Sections 4.2, 4.2.1 and 4.2.2.

              4.3.2.    TAX ALLOCATIONS; CODE SECTION 704(C); ELECTIONS.

                   (a)  CORRESPONDENCE.  Except as otherwise provided in this
Section 4.3.2, all items of income, gain, loss, and deduction shall be allocated among the Partners for federal income tax purposes in the same manner as the corresponding allocations for Book purposes.

                   (b) CODE SECTION 704(c) PRINCIPLES. In cases in which Code Section 704(c) applies to Partnership property, the Capital Accounts shall be adjusted in accordance with this Section 4.3.2(b) for allocation to the Partners of depreciation, depletion, amortization, and gain or loss as computed for Book purposes with respect to such property. In the event that the Book value of an item of Partnership property differs from its adjusted tax basis, allocations of depreciation, depletion, amortization, gain, and loss with respect to such property will be made in a manner that takes account of the variation between the adjusted tax basis and Book value of such property to the extent required by Code Section 704(c). The amount of Book depreciation, depletion or amortization for a period with respect to an item of Partnership property is the amount that bears the same relationship to the Book value of such property as the depreciation (or cost recovery deduction), depletion or amortization computed for tax purposes with respect to such property for such period bears to the adjusted tax basis of such property.

                   (c) ELECTIONS; DECISIONS. For tax purposes, any elections, including under Code Section 754, and any decisions relating to the allocations of profits, losses or any other items shall be made by the Managing General Partner in its discretion, in a manner that reasonably reflects the intent of the parties hereunder.

              4.3.3.    TIMING.

                   (a) Allocations in the case of Partners admitted during a taxable year shall be made in accordance with Code Section 706, using any convention permitted by law and selected by the Managing General Partner in its discretion.

                   (b) For purposes of determining Profits, Losses or any other items allocable to any period, the same shall be determined on a daily, monthly or other basis permitted under Code Section 706, as determined by the Managing General Partner in its sole discretion.

         4.4. LIQUIDATIONS.  Upon liquidation as defined in Treas. Reg.
Section 1.704-1(b)(ii) of the Partnership or any Partner's interest therein, liquidating distributions shall be made in accordance with the Partner's positive Capital Account balances, as determined after taking into account all adjustments to such Capital Accounts provided for herein (including those for the taxable year during which such liquidation occurs), by the end of the Partnership's taxable year during which such liquidation occurs or, if later, within 90 days after the date of such liquidation. Any obligation of a Partner to make contributions to the Partnership shall be satisfied no later than the end of the partnership taxable year in which such Partner's interest is liquidated, or if later, within 90 days after the date of such liquidation.

         4.5. CERTAIN DISTRIBUTIONS. Distributions other than of the proceeds of sales or refinancings of fixed Partnership assets may be distributed among the Partners in the sole discretion of the Managing General Partner from time to time, in such respective amounts as it deems appropriate.

         4.6. DISTRIBUTION OF CASH FROM SALES AND CASH FROM FINANCINGS. Cash from Sales and Cash from Financings shall, after payment of all Partnership liabilities which are then due (including obligations to Partners and their Affiliates) and the setting aside of reasonable reserves be distributed to the Partners with positive Capital Account balances (after such Capital Accounts have been adjusted to reflect the allocation of gain or loss arising from such event and after any allocations under Section 4.3.1) in the proportions that such positive balances bear to each other, in an amount sufficient to reduce such balances to zero.

         4.7. DETERMINATION OF TIME AND AMOUNT OF DISTRIBUTIONS. The time and amount of all distributions made pursuant to this Article IV shall be determined by the Managing General Partner.

         4.8. DEFINITIONS. As used herein, the following terms shall have the following meanings:

         "Cash from Financings" means the net cash proceeds realized by the Partnership from the financing of any of the Partnership's assets or the refinancing of any Partnership indebtedness after deduction of all expenses incurred in connection therewith, less such amounts for construction, reconstructing, rehabilitation, repair, working capital, working capital reserves, and any amounts repaid to lenders, all as the Managing General Partner deems reasonably necessary for future Partnership operations and plus any cash released from such reserves.

         "Cash from Sales" means the net cash proceeds realized by the Partnership (after deduction of brokerage commissions and all other related expenses) from the sale, exchange, condemnation or other disposition of any of its assets and any insurance proceeds received by the Partnership from any insurance policy insuring against physical damage to Partnership assets, after deduction of all expenses incurred in connection therewith and payment of any underlying indebtedness related to the assets sold or disposed of, less such amounts for working capital reserves as the Managing General Partner deems reasonably necessary for future Partnership operations and plus any cash released from such reserves.

                                   ARTICLE V.

                                LIMITED PARTNERS

         5.1. LIMITED LIABILITY. The Limited Partners shall not have any personal liability or obligation for any debt, liability or other obligation of the Partnership except as provided in the Act. No Limited Partner shall be responsible for the obligations of any other Partner.

         5.2. CERTIFICATE OF LIMITED PARTNERSHIP INTEREST. A Limited Partner's interest in the Partnership and its rights and obligations hereunder shall be represented by a Certificate of Limited Partnership Interest. The Managing General Partner shall maintain, in the Partnership's principal office, a Certificate Registry indicating the name and address of the record owner of each such Certificate.

                                  ARTICLE VI.

                           RECORDS, REPORTS AND TAXES

         6.1. FISCAL YEAR, ACCOUNTING AND REPORTS. The fiscal year of the Partnership for both accounting and

Federal income tax purposes shall be such fiscal year as may be required by
Section 706(b) of the Code, as determined by the Managing General Partner, and the Partnership shall utilize the accrual method of accounting for financial and income tax purposes. At all times during the continuance of the Partnership, the Managing General Partner shall keep or cause to be kept full and faithful books of account in which shall be entered fully and accurately each transaction of the Partnership. The books of the Partnership shall be audited annually at the expense of the Partnership by such independent certified public accounting firm as the Managing General Partner shall designate (any such firm from time to time so designated being herein referred to as the "Partnership's accountants"), and the annual audited financial statements of the Partnership, as prepared by the Partnership's accountants, shall be transmitted by the Managing General Partner to the Partners within one hundred twenty (120) days after the end of each fiscal year. Such statements shall include a report of (a) each Partner's share of the Partnership's profits, losses and cash receipts for such year and (b) each Partner's Capital Account as of the end of such year maintained pursuant to
Article IV hereof.

         All questions of accounting relating to such audited financial statements and annual reports to Partners shall be determined by the Partnership's accountants, and their reasonable determination sh7all be final and binding on all Partners. The financial statements so delivered may be changed from time to time to cure errors or omissions and to give effect to any retroactive costs or adjustments. All costs and expenses incurred in connection with such reports and statements shall constitute expenses of the Partnership.

         6.2. INSPECTION; REPORTS. All books and records of the Partnership will be open to inspection and examination at all reasonable times by the Partners or their representatives and by any former Partner and his representatives prior to receipt and acceptance by such former Partner of his full distributive share upon his withdrawal from or the dissolution of the Partnership, and, thereafter, at such times as will be necessary in order to enable such former Partner to prepare or process through an audit of his Federal, state or local income or estate tax returns.

         6.3. BANK ACCOUNTS. The Managing General Partner, on behalf of the Partnership, shall open and maintain a bank account or accounts in which shall be deposited all of the capital, cash receipts and other funds of the Partnership. All withdrawals from the Partnership's bank accounts shall be made upon checks or instructions signed by the Managing General Partner or such person or persons and in such matters as the Managing General Partner may from time to time designate.

                                  ARTICLE VII.

                     DISTRIBUTIONS, WITHDRAWALS, ADMISSION
                        AND REPLACEMENT OF PARTNERS, AND
                       TRANSFER OF PARTNERSHIP INTERESTS

         7.1. DISTRIBUTIONS TO PARTNERS. The Managing General Partner shall have sole discretion in determining the amount and frequency of distributions which the Partnership shall make.

         7.2. DEATH, INCOMPETENCE, DISSOLUTION OR WITHDRAWAL OF A LIMITED
PARTNER.

              (a) No Limited Partner may withdraw from the Partnership or retire as a Limited Partner without the prior written consent of the Managing General Partner.

              (b) Upon the death, incompetency, insanity, legal incapacity, bankruptcy or insolvency of an individual Limited Partner (including a substituted Limited Partner), his legally authorized personal representative shall have all of the rights of a Limited Partner for the purpose of settling or managing his estate, and shall have such power as the decedent, incompetent, bankrupt or insolvent Limited Partner possessed to make an assignment of his interest in the Partnership in accordance with the terms hereof.
              (c) Upon the bankruptcy, insolvency, dissolution or other cessation to exist as a legal entity of any Limited Partner which is not an individual, the authorized representative of such entity shall have all the rights of a Limited Partner for the purpose of effecting the orderly winding up and disposition of the business of such entity and such power as such entity possessed to make an assignment of its interest in the Partnership in accordance with the terms hereof.

         7.3. TIMING OF WITHDRAWAL. Withdrawal of a Limited Partner shall not occur for purposes of computing the withdrawing Limited Partner's distributive interest pursuant to this Agreement until the last business day of the calendar quarter in which such event of withdrawal has taken place.
For all other purposes of this Agreement, such withdrawal shall be deemed to have occurred on the date upon which the Managing General Partner gives notice of its consent to the Limited Partner's withdrawal.

         7.4. DISTRIBUTION ON WITHDRAWAL. Upon the withdrawal of a Limited Partner or upon the termination of the Partnership, all in accordance with the terms of this Agreement, each withdrawing Limited Partner, or each Partner, as the case may be, shall be paid his respective distributive interest in cash or in kind in accordance with the Partners' respective Capital Account balances.

         7.5. TIME PAYMENT. The distributive interest of any Partner withdrawing pursuant to this Agreement shall be paid within the period specified in Section 4.4 hereof. If there are any assets which cannot be properly valued on the withdrawal date, then each Partner's proportionate amount of any such assets may be retained in the Partnership until such time when the assets can be properly valued. If there is any pending transaction or claim by or against the Partnership involving or which may affect the Capital Accounts or obligations of a withdrawing Partner which cannot, in the judgment of the Managing General Partner, be then ascertained, the proportionate amount thereof or the proportionate probable loss therefrom may be retained in the Partnership until the liquidation of the Partnership. In this situation, no amount shall be paid or charged to any such Partner or his personal representative on account of any transaction or claim until its final liquidation or at such time as the Managing General Partner shall determine. In the meantime, however, the Partnership may retain from other sums due such Partner or his personal representative an amount which the Managing General Partner estimates may be sufficient to cover the share of such Partner in any probable loss or liability on account of such transaction or claim.

         7.6. Continuance of Partnership. Neither the complete nor partial withdrawal of a Limited Partner, in and of itself, shall terminate or dissolve the Partnership.

         7.7. Rights and Obligations Upon Withdrawal. Upon the complete withdrawal of a Limited Partner, all of his rights in specific Partnership property of every kind whatsoever, including, but not limited to, all books of account, records, and papers of the Partnership, shall immediately and without further assignment, pass to and become vested in the remaining or surviving Partners. The withdrawing Limited Partner or his legal representatives shall have only the right to receive the distributions to withdrawn Limited Partners provided for under this Agreement. A withdrawn Limited Partner or his personal representatives shall have such access to the books and other data of the Partnership to the extent necessary to obtain full information with respect to his distributive interest, but this right continues only until the distributive interest has been determined as provided under this Agreement.

         7.8. Transfer of Limited Partnership Interests.

              (a) A Limited Partner shall have the right to assign his right to share in such profits and losses, to receive such distribution or distributions and to receive such allocations of income, gain, loss, deduction or credit to which the assigning Limited Partner was entitled, provided that the assigning Limited Partner obtains the consent of the Managing General Partner to such assignment, which consent may be withheld only if (i) in the opinion of the Managing General Partner the proposed assignment would result in adverse Federal income tax consequences to the Partnership, or (ii) the proposed assignment would not comply with Section 9.1(c) hereof. In the event that the

Managing General Partner has not given written notification to the assigning Limited Partner of the Managing General Partner's objection to the proposed assignment within sixty (60) days following the assigning Limited Partner's written notice to the Managing General Partner of the proposed assignment, the Managing General Partner's consent to the assignment shall be deemed to be given.

              (b) Notwithstanding the Managing General Partner's consent to a Limited Partner's assignment under subsection (a) of this Section, the assignee shall not become a substituted Limited Partner hereunder unless (i) such assignment is by an instrument, in form and substance satisfactory to the Managing General Partner, including (A) an expression by the assignee of his intention to be substituted as a Limited Partner and his acceptance and adoption of all of the terms and provisions of this Agreement, as the same may be amended from time to time, and (B) a provision for the payment otherwise than by the Partnership of all reasonable expenses incurred by the Partnership in connection with such admission, including, but not limited to, the cost of preparing, filing and publishing the necessary amendment or amendments to the Certificate of Limited Partnership; and (ii) the Managing General Partner shall have given its consent to the admission of such assignee as a substituted Limited Partner hereunder, which consent may be withheld in the Managing General Partner's absolute discretion. Each substituted

Limited Partner shall be entitled to the same rights and powers as were possessed by his assignor, including the right to sell or assign his interest in the Partnership in the same manner and subject to the same conditions.

         7.9. Invalid Assignment. The foregoing provisions of this Article VII to the contrary notwithstanding, any assignment or transfer of a Partner's interest in the Partnership to a person below twenty-one years of age, to a person who has been adjudged incompetent or insane or to a person or organization prohibited by law from holding such interest shall be void and shall not bind the Partnership.

         7.10. Admission of New Partners. No new General Partner may be admitted to the Partnership without the prior consent of the Managing General Partner and at least a majority-in-interest of the other General Partners, if any, and no new Limited Partners may be admitted to the Partnership without the prior consent of the Managing General Partner. The admission of additional Partners is further subject to the condition that each such additional Partner execute this Agreement or an appropriate supplement hereto, pursuant to which he agrees to be bound by the terms and provisions hereof. The admission of an additional Partner pursuant to this Section 7.10 shall not be cause for dissolution of the Partnership.

         7.11. Withdrawal of General Partner; Successor Managing General Partners. The Partnership shall have a

Managing General Partner at all times and may have such number of additional General Partners as are admitted to the Partnership in accordance with Section
7.10. The death, disability, incapacity, resignation or other withdrawal in the case of a General Partner who is a natural person or the bankruptcy, dissolution, cessation to act as a legal entity, resignation or other withdrawal in the case of any other General Partner shall not cause a dissolution of the Partnership and the business of the Partnership shall be carried on by the remaining General Partners. Upon the withdrawal of the Managing General Partner, a successor shall be elected by a majority-in-interest of the remaining General Partners and if there is only one remaining General Partner, then such General Partner shall act as Managing General Partner. In the event of a deadlock, the Managing General Partner shall be the first additional General Partner to be admitted to the Partnership. If, at the time of the withdrawal of the Managing General Partner, there are no other General Partners, such Managing General Partner shall have the right to appoint a successor in its sole and absolute discretion provided that such substitute Managing General Partner satisfies the conditions set forth in Section 7.10. If, at the time of the withdrawal of the Managing General Partner, there are no other General Partners and the withdrawing General Partner has failed to appoint a successor in accordance with the preceding sentence, the Partnership shall not be dissolved and the business shall continue if, within ninety (90) days from the date of such withdrawal, all of the Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such withdrawal, of a Managing General Partner and such additional General Partners as are desired provided that such newly appointed Managing General Partner and additional General Partners, if any, satisfy the conditions set forth in Section 7.10.

                                 ARTICLE VIII.
                    DISSOLUTION, LIQUIDATION AND TERMINATION
         8.1. Dissolution.  The Partnership shall terminate and shall immediately be dissolved five (5) years following the date of the expiration or other termination of the last to expire or terminate of any agreement pursuant to which the Partnership will provide any person with electricity, domestic hot water, heating or cooling.

         The Partnership shall also be dissolved on the earlier happening of any of the following events: (i) upon the sale or other disposition of all of the Partnership's assets in accordance with the provisions of this Agreement;
(ii) upon the bankruptcy, dissolution or other cessation to exist as a legal entity (other than pursuant to a merger, reorganization or transfer of stock) of all of the General Partners (including, in the case of a General Partner which is a natural person, his death, disability or incapacity), unless a successor Managing General Partner is elected in accordance with Section 7.11; or (iii) upon the occurrence of any other event which, under the provisions of the Act, would cause a dissolution of the Partnership.

         8.2. Final Accounting. Upon the dissolution of and failure to reconstitute the Partnership, an audit and accounting shall be made by independent certified accountants selected by the Managing General Partner of the accounts of the Partnership and of the Capital Accounts of each Partner, and of the Partnership's assets, liabilities, and changes in financial condition, from the date of the last previous accounting to the date of such dissolution. The Managing General Partner, or such person or persons designated by it, shall act as liquidating trustee or trustees and immediately proceed to wind-up and terminate the business and affairs of the Partnership and liquidate the property and assets of the Partnership. In the event the dissolution is caused by the bankruptcy, dissolution or other cessation to exist as a legal entity of the Managing General Partner, the liquidating trustee or trustees shall be designated in accordance with the majority-in-interest of the remaining Partners. During the interim, the liquidating trustee shall continue to exploit the rights and properties of the Partnership consistent with the liquidation thereof, exercising in connection therewith all of the power and authority of the Managing General Partner as herein set forth.

         8.3. Liquidation and Termination. Upon liquidation of the Partnership, if any General Partner shall have a deficit balance in his Capital Account, such General Partner shall contribute to the Partnership such amount as shall be necessary to eliminate such deficit balance in cash by the close of the Partnership's fiscal year in which such liquidation occurs or, if later, within ninety (90) days after such liquidation, and such amount shall be subject to claims of creditors of the Partnership or available for distribution to the other Partners in accordance with the positive balance in the Capital Accounts of such other Partners. As expeditiously as possible but in no event later than one (1) year after the occurrence of an event of dissolution within the time required under Section 4.4 hereof (provided the Partnership shall not have been continued pursuant to Section 8.1 hereof), the liquidating trustee shall distribute the assets of the Partnership in the following order of priority: First, all liabilities and obligations of the Partnership to creditors, including Partners, shall be paid or provided for (whether by such reserve as the liquidating trustee shall deem appropriate or otherwise); and Second, the cash and other property remaining shall be distributed to the Partners in accordance with Section 4.4 hereof. The liquidating trustee shall have power to establish reserves for the payment of liabilities and obligations of the Partnership, as aforesaid, in such amounts as the liquidating trustee shall deem appropriate. All saleable assets of the Partnership may be sold in connection with any liquidation at public or private sale and at such price and upon such terms as the liquidating trustee in its sole discretion may deem advisable. Any Partner and any partnership, corporation or other firm in which any Partner is in any way interested may purchase assets at such sale. The distribution of Partnership assets hereunder may be made in cash or in kind, in the sole and absolute discretion of the liquidating trustee.

         8.4. Use of Partnership Name Upon Dissolution. At no time during the operation of the Partnership or upon the termination and dissolution of the Partnership shall any value be placed upon the firm name, or the right to its use, or to the goodwill, if any, attached thereto, either between the Partners or for the purpose of determining any distributive interest of any Partner in accordance with this Agreement. The personal representatives of any deceased Partner shall not have any right to claim such value.

                                  ARTICLE IX.
                         REPRESENTATIONS AND WARRANTIES

         9.1. Representations, Warranties and Agreements of the Limited Partners. Each Limited Partner represents and warrants to, and agrees with, the other Partners as follows:

              (a) The Limited Partner has full right, power and authority to execute and deliver this Agreement and to perform each of his obligations hereunder. This Agreement has been duly executed and delivered on behalf of the Limited Partner and constitutes the valid and binding obligation of the Limited Partner in accordance with its terms. The Limited Partner is not subject to any restriction or agreement which prohibits or would be violated by the execution and delivery hereof or the consummation of the transactions contemplated herein or pursuant to which the consent of any third person, firm or corporation is required in order to give effect to the transactions contemplated herein;

              (b) The Limited Partner (i) has such knowledge of business and financial affairs as is necessary to enable him to understand the highly speculative nature of and the risks attendant to investments in securities in general and to an investment in the Partnership in particular, and to understand the particular financial, legal and tax implications of the business to be conducted by the Partnership; (ii) has determined on the basis of consultations with his own legal and tax advisors that the purchase of an interest in the Partnership is consistent with his own investment objectives and income prospects; and (iii) has had access to any and all information concerning the Partnership which he and his legal and tax advisors requested or considered necessary to make a proper evaluation of his investment.

              (c) The Limited Partner understands that the Partnership interests being acquired hereunder have not been registered under the Securities Act of 1933, as amended (the "Act"), on the ground that investment in the Partnership is exempt under Section 4(2) of the Act as not involving a public offering. The Limited Partner represents that he is acquiring his interest in the Partnership for investment for his own account with no present intention of reselling or otherwise disposing of the same, and understands that the reliance of the Managing General Partner upon such exemption is predicated upon the lack of such intention. The Limited Partner further realizes that in the opinion of the Securities and Exchange Commission the statutory basis for such exemption would not be present, if, notwithstanding such representation, such Limited Partner contemplates acquiring his interest in the Partnership for resale upon the occurrence or non-occurrence of some predetermined event. In view of such opinion, the Limited Partner confirms the meaning of his representation to be that he does not now intend to dispose of all or any portion of his Partnership interest, that to the best of his knowledge and belief there are no circumstances in the foreseeable future, of which he is now aware, which would require the resale of any portion of such interest and that he will, in no event, sell, transfer, or otherwise dispose of his interest in the Partnership or any portion thereof unless, in the opinion of counsel to the Partnership, such interest may be legally sold, transferred or otherwise disposed of without registration and/or qualification under the Act and under other applicable state or Federal statutes, or such interest shall have been so registered and/or qualified and a registration statement shall then be in effect with respect thereto. In connection with the foregoing, such Limited Partner agrees to indemnify and hold harmless the Partnership, each General Partner and the Limited Partners against any expenses incurred by them which may arise as a result of any sale or distribution by him of any such securities in violation of the Act or the rules and regulations of the Securities and Exchange Commission thereunder or the securities laws of any state or other jurisdiction applicable thereto.
The Limited Partner further acknowledges his understanding that no trading market for interests in the Partnership does or will exist at any time and that his interest will at no time be transferable without potential adverse tax consequences. The Limited Partner further understands that the disposition of his interest in the Partnership is also limited by other provisions of this Agreement.

         9.2. Representations, Warranties and Agreements of the General Partners. Each General Partner represents and warrants to, and agrees with, the Limited Partners that it (a) has full right, power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder, (b) has duly executed and delivered this Agreement, (c) has taken all action necessary to constitute this Agreement its valid and binding obligation and this Agreement is its duly and validly binding obligation in accordance with its terms, (d) is not subject to any restriction or agreement which prohibits or would be violated by the execution and delivery hereof or the consummation of the transactions contemplated herein or pursuant to which the consent of any third person, firm or corporation is required in order to give effect to the transactions contemplated herein, (e) will take all such other actions as will enable it to remain a General Partner in the Partnership and perform its obligations hereunder, (f) has taken all steps necessary to ensure that the Partnership is duly formed, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into each of the agreements and perform all of the acts contemplated by this Agreement, and (g) has not knowingly taken any action which will cause any Limited Partner to have any personal liability with respect to any obligation of the Partnership except as provided in this Agreement and the Act.

                                   ARTICLE X.
                                    GENERAL

         10.1.     Valuation of Partnership Property.   Except as otherwise
expressly provided herein, all valuations of Partnership property for any purpose whatsoever shall be at fair market value as determined by the Managing General Partner, and any such determination made in good faith and in the exercise of reasonable discretion will be final and binding upon each Partner, his heirs, representatives, successors and assigns. In connection with any such determination, the Managing General Partner, in its sole discretion, may employ any accountant, appraiser, expert or other person, at the expense of the Partnership, to assist it and may rely conclusively on the opinion of such accountant, appraiser, expert or other person.

         10.2. Notices. Every notice, consent or other communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been duly and properly given or served for all purposes on the date such notice, consent or other communication is
(a) delivered personally or (b) deposited in a post office box and sent by registered or certified mail, return receipt requested, postage and charges prepaid, and addressed as follows: (i) if to the Partnership, to its principal place of business referred to herein, with a copy to the General Partner at its address referred to below; (ii) if to a Limited Partner, to the address set below the name of such Limited Partner on the signature page hereof; and (iii) if to a General Partner, to its address set below the name of the General Partner on the signature page hereof. The Partners may change their addresses for purposes of this Section 10.2 by notice to the Partnership at its principal office in the manner herein provided for.

         10.3. Further Assurances. Each of the parties hereto agrees to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents and to take all such further action as may be required by law or deemed by the Managing General Partner to be necessary or useful in furtherance of the Partnership's purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

         10.4. Authority of the Managing General Partner. No person, firm or corporation dealing with the Partnership shall be required to inquire into the authority of the Managing General Partner to take any action or make any decision.

         10.5. Entire Agreement. This Agreement incorporates the entire agreement among the parties hereto, regardless of anything to the contrary contained in any Certificate of Limited Partnership or other instrument or notice purporting to summarize the terms hereof, whether or not the same shall be recorded or published.

         10.6. Amendments. This Agreement may be amended at any time, and from time to time, only upon the written concurrence of the Managing General Partner, and at least a majority-in-interest of the other Partners.

         Notwithstanding any provision to the contrary contained in this Agreement, this Agreement may be amended by the Managing General Partner, upon thirty (30) days prior notice to each Partner, as to the following matters:
(a) to add to the representations, duties or obligations of the Managing General Partner or surrender any right or power granted to the Managing General Partner herein, for the benefit of the Limited Partners; (b) to cure any ambiguity, to correct or supplement any provision in this Agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not result in inconsistency with the provisions of this Agreement; and (c) to delete from or add any provision to this Agreement required or deemed necessary to be so deleted or added by representatives of the Securities and Exchange Commission or any other governmental authority for the benefit or protection of the Limited Partners. However, no such amendment shall cause the Partnership to become a general partnership, change the liability of the General Partner or the Limited Partners so as to materially, adversely affect any Partner or extend the duration of the Partnership.

         Upon any amendment of this Agreement, the Certificate of Limited Partnership shall also be amended if necessary to reflect such amendment.

         10.7. Gender and Number. Unless the context otherwise requires, when used herein, the singular includes the plural and vice versa, and the masculine includes the feminine and neuter and vice versa. A person is deemed to include a person, firm, corporation or other entity.

         10.8. Benefit. This Agreement is binding upon and inures to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns.

         10.9. Captions. Captions are inserted for convenience only and shall not be given any legal effect.

         10.10. Execution. This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original instrument, but all such counterparts together will constitute but one and the same agreement.

         10.11. Majority Governance. Each of the parties hereto agrees that if any action shall be taken pursuant to this Agreement by the required percentage in interest of the Partners, he will execute any such writing or instrument as may be necessary to carry out and perfect such action notwithstanding that said party may not have assented thereto or may have objected thereto. Partnership action covered within the scope of this clause includes, but is not limited to, the adoption of any Certificate of Limited Partnership or any amendment thereto, any instrument effecting or evidencing the withdrawal of a Partner and any amendment or supplement to this Agreement.

               SIGNATURE PAGE OF AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            YORK COGEN PARTNERS L.P.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       RRR'S VENTURES LTD.,
                                         as Managing General Partner



                                       By:
                                          -------------------------------------
                                          President

                                       900 Park Avenue
                                       Suite 19E
                                       New York, New York  10021


                                       ----------------------------------------
                                       Taxpayer Identification Number

               SIGNATURE PAGE OF AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            YORK COGEN PARTNERS L.P.



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       INITIAL LIMITED PARTNER:

                                       YORK RESEARCH CORPORATION


                                       By:
                                          ----------------------------------
                                          Robert M. Beningson
                                          President

                                       280 Park Avenue
                                       Suite 2700 West
                                       New York, New York  10017

                                       Dated
                                       Admitted:
                                                ------------------------

               SIGNATURE PAGE OF AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            YORK COGEN PARTNERS L.P.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       LIMITED PARTNER:




                                       ----------------------------------------
                                       Address:
                                               --------------------------------
                                               --------------------------------
                                               --------------------------------
                                       Dated Admitted:
                                                       ------------------------

               SIGNATURE PAGE OF AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            YORK COGEN PARTNERS L.P.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       LIMITED PARTNER:




                                       ----------------------------------------
                                       Address:
                                               --------------------------------
                                               --------------------------------
                                               --------------------------------
                                       Dated Admitted:
                                                       ------------------------

                                  SCHEDULE 3.1

                     Contributions by the General Partners

                                  SCHEDULE 4.2



RRR'S Ventures, Ltd. (Managing General Partner)                               %

York Research Corporation (Limited Partner)                                   %

                                 SCHEDULE 4.2.2


         For purposes of this Schedule 4.2.2 there shall be determined for the taxable year the following:

(i) the excess (the "Net Attributable Profit") of (A) the sum of the items of income and gain, including, without limitation, the revenues derived from cogeneration facilities, attributable to the property securing the Partnership's nonrecourse liabilities (collectively, the "Attributable Profit Items") over (B) the sum of the items of loss and deduction, including, without limitation, fees and expenses for management of any cogeneration facilities attributable to such property, but excluding from such loss and deduction any nonrecourse deductions as defined in Section 4.2.2(a) ("Nonrecourse Items") (collectively, after such exclusion, the "Attributable Loss Items") or, if the Attributable Loss Items exceed the Attributable Gain Items, such excess (the "Net Attributable Loss"); provided, however, for this purpose, that if the Nonrecourse Items exceed the amount of cost recovery, depreciation, and amortization of properties subject to nonrecourse liabilities, to the extent that items of loss and deduction would have been treated as Nonrecourse Items under Treas. Reg. Section 1.704-1T(b)(iv)(4)(b) by virtue of the existence of such excess, such items shall not be treated as Nonrecourse Items or excluded in determining the amount of Attributable Loss Items; and

              (ii) with respect to each Partner, (A) the excess of such Partner's share of Attributable Profit Items over such Partner's share of Attributable Loss Items (the "Partner Net Attributable Profit"), or (B) if such Partner's share of Attributable Loss Items exceeds such Partner's share of Attributable Profit Items, such excess (the "Partner Net Attributable Loss"); provided that for this purpose a Partner's share of an item shall be determined as the amount of the item that would have been allocated to the Partner pursuant to Sections 4.2, 4.2.1 and 4.3.1 as if there were no Nonrecourse Items for the taxable year.

         If there is a Net Attributable Profit for the taxable year, each Partner having a Partner Net Attributable Profit for the taxable year shall be allocated Nonrecourse Items in an amount proportionate to its respective Partner Net Attributable Profit (which shall also constitute its share of the item referred to in Section 4.2.2.(b)); if there is a Net Attributable Loss for the taxable year, each Partner having a Partner Net Attributable Loss for the taxable year shall be allocated Nonrecourse Items in an amount proportionate to its respective Partner Net Attributable Loss.